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                                                                      Exhibit 21

                           SUBSIDIARIES OF COHU, INC.

                                                                PLACE OF
         LEGAL ENTITY NAME                                   INCORPORATION
--------------------------------                             --------------
Delta Design, Inc.(1)                                           Delaware
Fisher Research Laboratory, Inc.                                California
Broadcast Microwave Services, Inc.                              California
Delta Design (Littleton), Inc.                                  Delaware
Cohu Foreign Sales Ltd.                                         Barbados

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(1) Delta Design, Inc. owns the following
    subsidiaries:
      Delta Design Singapore PTE LTD                            Singapore
      Delta Design Philippines LLC                              Delaware
      Cohu S.A.                                                 Costa Rica